UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2009

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)
Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:  001-34018

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada T2R 0B2
 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 3, 2009, the Board of Directors of Gran Tierra Energy Inc., appointed Julian Garcia as President of Gran Tierra Energy, Colombia, effective upon his first day of employment, which is to be December 1, 2009. Gran Tierra Energy Inc. and its subsidiaries are referred to collectively as “Gran Tierra.”

Prior to joining Gran Tierra, Mr. Garcia, age 50, served for approximately four and one half years as the General Manager of Emerald Energy Plc Colombia, a branch of Emerald Energy Plc, a British company formerly listed on the London Stock Exchange, which was recently acquired by a wholly owned subsidiary of Sinochem Resources UK Limited, a member of the Sinochem Group, since 2005. Prior to that, Mr. Garcia served for one year as Technical Director of Agencia Nacional de Hidrocarburos ANH, the Colombian national oil authority.

In March 2009 Gran Tierra and Emerald Energy Plc Sucursal Colombia amicably resolved for $275,000 a rig sharing arrangement between Emerald Energy Plc Sucursal Colombia and Solana Resources Limited. Solana Resources was acquired by Gran Tierra in November 2008. Mr. Garcia had no financial interest in the transaction.

Pursuant to the terms of Mr. Garcia’s employment arrangement with Gran Tierra, which does not have a specified duration, Mr. Garcia will:  (1) receive an annual base salary of $600,000,000 Colombian pesos (approximately US$305,000), to be reviewed annually; (2) receive an initial grant of 300,000 options to purchase Gran Tierra common stock; (3) be eligible to receive an annual performance-based bonus of up to 60% of his base salary, payable within 60 days of the end of the fiscal year; (4) be entitled to 20 days of paid vacation per year; (5) be entitle to a second car allowance of $1,000,000 Colombian pesos (approximately US$508) per month; and (6) receive a recreational or golf club membership.

The employment arrangement with Mr. Garcia provides for a separation payment in the event that the company terminates Mr. Garcia’s employment without “cause” or Mr. Garcia terminates his employment for “good reason,” each as defined in the employment arrangement. The separation payment is in the amount of one year of Mr. Garcia’s base salary plus his bonus payment for the prior 12 month period, which would be payable in a lump sum within thirty (30) days of termination.  In addition, Gran Tierra will enter into its standard form of indemnification agreement with Mr. Garcia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2009	GRAN TIERRA ENERGY INC.

	By:	/s/ Martin H. Eden
Martin H. Eden
Chief Financial Officer